Exhibit 99.1

CONTACTS:

John R. Barr President and CEO 617-926-1551 john.barr@vitechnologies.com	Thomas T. Higgins Executive Vice President, Operations and CFO 617-926-1551 tom.higgins@vitechnologies.com

Vitex Receives NASDAQ Notification

Watertown, MA (November 10, 2004) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing novel anti-infective technologies, reported that the Nasdaq Stock Market, Inc. had notified the Company that it does not comply with the $10,000,000 minimum stockholders’ equity requirement for continued listing on the Nasdaq National Market set forth in Nasdaq Marketplace Rule 4450(a)(3). Nasdaq noted that it is reviewing the Company’s eligibility for continued listing on The Nasdaq National Market and, to facilitate this review, has requested that the Company provide Nasdaq, by November 19, 2004, with its plan to achieve and sustain compliance with all listing requirements. If, after the conclusion of its review, Nasdaq determines that the Company has not presented a definitive plan to achieve and sustain compliance, it will provide written notification that the Company’s securities will be delisted. If the Company were to receive such a written notification, it would appeal the decision to a Nasdaq Listing Qualifications Panel.

As of September 25, 2004, the Company’s stockholders’ equity was $9,438,000. The Company has publicly announced its amended agreement to merge with Panacos Pharmaceuticals, Inc. which is now targeted to close in early 2005. The closing of the merger is subject to certain conditions, including the approval of the shareholders of both companies and on entry into a definitive agreement with respect to $25 million in financing.

About Vitex

Vitex is developing products designed to improve the safety of the world’s blood supply. The Company’s proprietary INACTINE™ technology, currently in a Phase III clinical trial, is designed to inactivate a wide range of viruses, bacteria and parasites, and has demonstrated its ability to remove prion proteins. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: www.vitechnologies.com.

Vitex announced in June 2004 that it had entered into a merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company discovering and developing novel antiviral drugs for the treatment of HIV and other major human viral diseases. Terms of the merger were amended in November 2004, and are subject to the approval of the shareholders of Vitex and Panacos.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as execution of the Company’s financing plans, quarterly fluctuations in operating results, anticipated clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products, the Company’s ability to complete product development collaborations and other strategic transactions and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex plans to file an amended Registration Statement on Form S-4 in connection with the merger, and Vitex and Panacos expect to mail a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents when they are available through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.

Vitex and Panacos, and their respective directors, executive officers and certain members of management and employees may be soliciting proxies from Vitex and Panacos stockholders in favor of the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that Vitex’s and Panacos’ directors and executive officers have in the merger will be available in the Joint Proxy Statement/Prospectus.